Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 11-K for the year ended December 31, 2002 (the “Form 11-K”) of the Cardinal Financial Corp. 401(k) Plan (the “Plan”), I, Bernard H. Clineburg, Chairman, President and Chief Executive Officer of Cardinal Financial Corporation, Plan Administrator of the Plan, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the Form 11-K fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 11-K fairly presents, in all material respects, the assets available for benefits and changes in assets available for benefits of the Plan on the modified cash basis of accounting.

Date:

June 30, 2003

By:       /s/ Bernard H. Clineburg

Bernard H. Clineburg

Chairman, President and

Chief Executive Officer

Cardinal Financial Corporation,

Plan Administrator